UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2019
SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SLGN	Nasdaq Global Select Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2—Financial Information

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On July 1, 2019, Silgan Holdings Inc., or the Company, issued an irrevocable notice of redemption to the holders of its outstanding 5½% Senior Notes due 2022, or the 5½% Notes, for the redemption on August 1, 2019 of all $300 million aggregate principal amount of its outstanding 5½% Notes.  The 5½% Notes were issued and the redemption of the 5½% Notes will be effected pursuant to the terms of the Indenture, dated as of September 9, 2013, between the Company and U.S. Bank National Association, as trustee.  The 5½% Notes will be redeemed on August 1, 2019 at a redemption price of 100 percent of their outstanding principal amount, plus accrued and unpaid interest up to the date of redemption.  The Company will fund this redemption with revolving loan borrowings under its senior secured credit facility and cash on hand.

Section 8—Other Events

Item 8.01 Other Events.
On July 1, 2019, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the redemption of all of its outstanding 5½% Senior Notes due 2022.

Section 9—Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated July 1, 2019 announcing the redemption of all of the Company’s outstanding 5½% Senior Notes due 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILGAN HOLDINGS INC.

By:	/s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General
Counsel and Secretary

Date:  July 1, 2019
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